EXECUTION VERSION SEPARATION AGREEMENT This Separation Agreement (the “Agreement”) is dated as of July 29, 2025, by and between Virtu Financial, Inc., a Delaware corporation (the “Company,”) and Douglas A. Cifu (the “Executive”). WHEREAS, the Executive is employed by the Company as its Chief Executive Officer and is a party to that certain Second Amended and Restated Employment Agreement, dated as of April 29, 2022 (as amended, modified, or supplemented from time to time, the “Employment Agreement”); WHEREAS, capitalized terms used but not otherwise defined in this Agreement are defined as set forth in the Employment Agreement; NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company (the “Parties”) agree as follows: 1. Separation. On August 1, 2025 (the “Separation Date”), the Executive’s employment with the Company will end, the Executive will cease to be the Company’s Chief Executive Officer and the Executive will step down from the Board and all other positions related to Executive’s role with the Company. 2. Consulting Services. From the Separation Date through December 31, 2025 (the “Consulting Period”), the Company will engage the Executive as a consultant of the Company to provide transition services and other services reasonably requested by the Company and will pay the Executive an aggregate amount of $5,000,000 (the “Consulting Payments”) for services rendered by the Executive during the Consulting Period, which will be paid in five (5) equal monthly installments commencing on August 31, 2025 during the Consulting Period. For the avoidance of doubt no withholdings or other deductions will be made by the Company from the Consulting Payments and the Executive may assign the right to receive the Consulting Payments to any limited liability company that is wholly owned by the Executive upon notice to the Company. 3. Separation Entitlements. a) The Executive will receive from the Company the separation payments and benefits under Sections 5(b) and 5(c) of the Employment Agreement subject to the terms and conditions therein (including the Executive’s continued compliance with his obligations under Section 6(c) of the Employment Agreement and the Executive’s execution, delivery and non-revocation of the release of claims attached hereto as Exhibit A); provided, however, that the 2025 Annual Equity Award, to the extent earned, will not be subject to proration and will fully vest on the date the applicable performance is certified. For the avoidance of doubt, (i) the Executive’s Term will expire on the Separation Date, (ii) the Company’s determination of whether all or any portion of the 2025 Annual Equity Award has been earned will be made in a manner consistent with past practices and generally consistent with the same equity awards granted to the other Named Executive Officers of the Company and (iii) the cash portion of the Severance Amount (as defined in the Employment Agreement) in an aggregate amount of $3,100,000 and the 150,000 fully vested shares of the Company’s common stock referred to in Section 5 of the Employment Agreement shall be paid within ten (10) days of the date hereof.

2 b) The Executive will remain eligible to receive a full 2025 Annual Bonus based on actual performance of the Company as determined by the Board in the ordinary course of business. For the avoidance of doubt, the determination of the actual performance of the 2025 Annual Bonus for the Executive will be made in a manner consistent with past practices and generally consistent with and proportionate to the annual bonus awards provided to the other Named Executive Officers of the Company and further the Executive’s 2025 Annual Bonus will be paid 70% in cash on the date bonuses are paid broadly to the Company’s employees for the year ended December 31, 2025 and 30% in a deferred cash amount that pays one-third (1/3) per year over three (3) years from the date bonuses are paid broadly to the Company’s employees. c) The Executive’s outstanding unvested RSUs and unvested restricted shares granted pursuant to Annual Bonuses for calendar years 2022, 2023 and 2024 will continue vesting in accordance with the terms of such award’s underlying agreement as if the Executive remained employed through each applicable vesting date set forth therein (subject to the forfeiture provisions of the Plan and the clawback provisions set forth herein). d) The Executive’s earned but unvested 2024 Annual Equity Award will be deemed fully vested on the date hereof. e) The Executive’s fully vested DSUs and deferred compensation cash balances as of the date hereof will continue to accrue dividends and interest in a manner consistent with past practices and will be paid to the Executive six (6) months and a day after the Separation Date, per the Executive’s prior deferral elections. 4. Executive’s Ongoing Obligations. The Executive acknowledges and agrees that Sections 7, 8, 9, 10 and 12 of the Employment Agreement will continue to apply. The Executive further acknowledges and agrees that he remains subject to the restrictive covenants set forth on Sections 9.04(a), 9.04(b), 9.04(c), 9.04(d), 9.04(e) and 9.04(g) of Virtu Financial LLC’s Third Amended and Restated Limited Liability Company Agreement, dated as of April 15, 2015 following the Separation Date. In addition, the Executive agrees that the Executive will not at any time, directly or indirectly, disparage, criticize or otherwise make derogatory statements regarding the Company, any of the Company’s Affiliates, any of the Company’s current or former employees, directors or officers, the family of the chairman of the Board as of the date hereof, or any entity Controlled by any such Person (regardless of whether or not the statement pertains to the Company). The foregoing will not be violated by truthful responses to legal process or inquiry by a governmental authority. 5. The Company’s Ongoing Obligations. The Company agrees that the Company will instruct its directors and officers not to, directly or indirectly, disparage, criticize or otherwise make derogatory statements regarding the Executive or his family. The foregoing will not be violated by truthful responses to legal process or inquiry by a governmental authority. 6. Full Understanding. By signing below, the Executive represents and warrants that the Executive fully understands the terms of this Agreement and that the Executive knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms and signs the same.

3 7. Employment Agreement. The Parties agree that the Employment Agreement terms that continue to apply per their terms following a termination of employment will continue to apply (including Sections 15, 16, 17 and 18 mutatis mutandis). [Remainder of Page Intentionally Left Blank]

[Signature Page to Cifu Separation Agreement] IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date written below. EXECUTIVE _________________________________ Douglas A. Cifu Date: July 29, 2025 VIRTU FINANCIAL, INC. _______________________________ Name: Michael T. Viola Title: Chairman Date: July 29, 2025 Docusign Envelope ID: 2DFAB80A-A44C-44B2-AE52-D4A8544C2078

[Signature Page to Cifu Separation Agreement] IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date written below. EXECUTIVE _________________________________ Douglas A. Cifu Date: July 29, 2025 VIRTU FINANCIAL, INC. _______________________________ Name: Michael T. Viola Title: Chairman Date: July 29, 2025 Docusign Envelope ID: DBA7D5EA-EB71-49DF-8697-B7C18FB649BC

Exhibit A Release Executive Release from Exhibit B and Company Release from Exhibit C